Exhibit 16.1
November 7, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
     We have read the statements made by FirstMerit Corporation (the “Company”) (copy attached hereto), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Current Report on Form 8-K dated November 1, 2006. We agree with the statements concerning PricewaterhouseCoopers LLP in such Form 8-K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

5